As filed with the Securities and Exchange Commission on August 9, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KOPIN CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	04-2833935
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

125 North Drive Westborough, Massachusetts	01581
(Address of principal executive offices)	(Zip Code)

Kopin Corporation 2020 Equity Incentive Plan

(Full title of the plan)

Richard A. Sneider

Treasurer and Chief Financial Officer

125 North Drive

Westborough, Massachusetts 01581

(Name and address of agent for service)

(508) 870-5959

(Telephone number, including area code, of agent for service)

With copies to:

John J. Concannon III

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, Massachusetts 02110

(617) 951-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement (“Registration Statement”) is being filed by Kopin Corporation (“Kopin”) for the purpose of registering (i) an additional 9,500,000 shares of common stock, par value of $0.01 per share (the “Common Stock”), issuable under the Kopin Corporation 2020 Equity Incentive Plan (the “Plan”). This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which registration statements on Form S-8 relating to the employee benefit plans set forth herein are effective.

At Kopin’s 2021 Annual meeting of Stockholders held on May 26, 2021 and 2024 Annual Meeting of Stockholders held on June 6, 2024, the Kopin’s stockholders approved an amendment to the Plan to authorize an additional 4,500,000 shares of Common Stock for issuance under the Plan. In addition, we are registering 5,000,000 shares that are reissuable under the Plan.

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the effective registration statements on Form S-8 with respect to the Plan filed with the Securities and Exchange Commission (the “Commission”) on May 29, 2020 (File No. 333-238790), as further supplemented by the information set forth below.

Item 8. Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Exhibit Index

Exhibit No.	Description
5.1*	Opinion of Morgan, Lewis & Bockius LLP
23.1*	Consent of RSM US LLP
23.3*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included in the signature page of this Registration Statement)
99.1	Kopin Corporation 2020 Equity Incentive Plan (as amended) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 20, 2020)
107*	Calculation of Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westborough, Massachusetts, on or before August 9, 2024.

KOPIN CORPORATION

By:	/s/ Richard A. Sneider
Name:	Richard A. Sneider
Title:	Treasurer and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Michael Murray and Richard Sneider, and each of them, severally, as his true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on or before this 9th day of August, 2024:

Signature	Title	Date

/s/ Richard A. Sneider	Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	August 9, 2024
Richard A. Sneider
/s/ Michael Murray	Chief Executive Officer, President and Director (Principal Executive Officer)	August 9, 2024
Michael Murray

/s/ Jill Avery	Director	August 9, 2024
Jill Avery

/s/ David Nieuwsma	Director	August 9, 2024
David Nieuwsma

/s/ Margaret Seif	Director	August 9, 2024
Margaret Seif

/s/ Chi Chia Hsieh	Director	August 9, 2024
Chi Chia Hsieh